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                                                                    EXHIBIT 99.1



                         UNITED STATES BANKRUPTCY COURT

                          SOUTHERN DISTRICT OF NEW YORK


In re:  One Price Clothing Stores, Inc.            Case No.        04-40329
        -------------------------------                      ------------------
                 (Debtor)


                              SUMMARY OF SCHEDULES

Indicate as to each schedule whether that schedule is attached and state the number of pages in each. Report the totals from Schedules A, B, D, E, F, I and J in the boxes provided. Add the amounts from Schedules A and B to determine the total amount of the debtor's assets. Add the amounts from Schedules D, E and F to determine the total amount of the debtor's liabilities.

                                                                                    AMOUNTS SCHEDULED
                                                                  --------------------------------------------------
                                      ATTACHED      NO. OF
NAME OF SCHEDULE                      (YES/NO)      SHEETS          ASSETS                 LIABILITIES        OTHER
----------------                      --------      ------          ------                 -----------        -----
A - Real Property                       YES           1           $            --

B - Personal Property                   YES           6           $ 45,455,436.80

C - Property Claimed as Exempt           NO           0

D - Creditors Holding Secured           YES           3                                 $ 29,518,325.85
Claims

E - Creditors Holding Unsecured
Priority Claims                         YES          27                                 $    888,611.01

F - Creditors Holding Unsecured
Nonpriority Claims                      YES          49                                 $ 48,621,171.49

G - Executory Contracts and             YES          26
Unexpired Leases

H - Codebtors                           YES           1

I - Current Income of Individual         NO           0                                                         N/A
Debtor(s)

J - Current Expenditures of
Individual Debtor(s)                     NO           0                                                         N/A

        Total Number of Sheets of ALL Schedules ->  113

                                                  Total Assets -> $ 45,455,436.80

                                                                  Total Liabilities ->  $ 79,028,108.35
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